Exhibit 3.766

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 02/23/2000
001090493 – 3181816
CERTIFICATE OF FORMATION
OF
RS/WM HOLDING COMPANY, LLC
1. The name of the limited liability company is RS/WM Holding Company, LLC
2. The address of its registered office in the State of Delaware is Corporation Trust Center. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of RS/WM Holding Company, LLC, this 23rd day of February, 2000.

/s/ David A. Barclay
David A. Barclay, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:06 PM 03/02/2004
FILED 04:48 PM 03/02/2004
SRV 040159672 – 3181816 FILE
CERTIFICATE OF AMENDMENT
OF
RS/WM HOLDING COMPANY, LLC
     1. The name of the limited liability company is RS/WM HOLDING COMPANY, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name of the limited liability company shall be Republic Services Group, LLC.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of RS/WM Holding Company, LLC this 2nd day of March, 2004.

RS/WM HOLDING COMPANY, LLC

By: it’s sole member
REPUBLIC SERVICES, INC.

/s/ David A. Barclay
David A. Barclay, Vice President &
Assistant Secretary